+-----------------------+--------------------+
ROSS MILLER                       |Filed in the office of |Document Number     |
Secretary of State                |/s/ Ross Miller        |20080159805-68      |
204 North Carson Street           |Ross Miller            |Filing Date and Time|
Carson City, Nevada 89701-4299    |Secretary of State     |03/07/2008 10:30 AM |
(775) 684-5708                    |State of Nevada        |Entity Number       |
Website: secretaryofstate.biz     |                       |E0148902008-7       |
                                  +-----------------------+--------------------+

+---------------------------------+
|                                 |
|    Articles of Incorporation    |
|      (PURSUANT TO NRS 78)       |
|                                 |
+---------------------------------+

USE BLACK INK ONLY - DO NOT HIGHLIGHT                       ABOVE SPACE IS FOR OFFICE USE ONLY
_____________________________________________________________________________________________________

1. Name of                  Henry County Plywood Corporation
   Corporation
_____________________________________________________________________________________________________

2. Resident Agent           National Registered Agents, Inc. of NV
   Name and Street          _________________________________________________________________________
   Address:                 Name
   (must be a               1000 East William St., Suite 204          Carson City   Nevada    89701
   Nevada address           _______________________________________  ____________  _______   ________
   where process            (MANDATORY) Physical Street Address          City       State    Zip Code
   may be served)
                            (OPTIONAL) Mailing Address
_____________________________________________________________________________________________________

3. Shares:
  (number of shares         Number of shares                Par value            Number of shares
  corporation is            with par value:  800,000,000    per share: $ 0.001   without par value:
  authorized to issue)
_____________________________________________________________________________________________________

                            1. Michael Friess
4. Names & Addresses        _________________________________________________________________________
   of the Board of               Name
   Directors/Trustees:
   (each Director/Trustee   5353 Manhattan Circle, Suite 101           Boulder       CO       80303
   must be a natural        _______________________________________  ____________  _______   ________
   person at least 18       Street Address                               City       State    Zip Code
   years of age:
   attach additional page   2.
   if more than 3           _________________________________________________________________________
   directors/trustees)           Name

                            _______________________________________  ____________  _______   ________
                            Street Address                               City       State    Zip Code

                            3.
                            _________________________________________________________________________
                                 Name

                            _______________________________________  ____________  _______   ________
                            Street Address                               City       State    Zip Code
_____________________________________________________________________________________________________
                            The purpose of this Corporation shall be:
5. Purpose:
  (optional - see
  instructions)
_____________________________________________________________________________________________________

6. Name, Address            Lindley S. Branson                   X /s/ Lindley S. Branson
   and Signature of         ___________________________________  ____________________________________
   Incorporator:            Name                                 Signature
   attach additional page
   if more than 1           80 South Eighth Street, Suite 500         Minneapolis    MN       55402
   incorporator)            _______________________________________  ____________  _______   ________
                            Address                                      City       State    Zip Code
_____________________________________________________________________________________________________

7.  Certificate of          I hereby accept appointment as Resident Agent for the above named
    Acceptance of           corporation.
    Appointment of
    Resident Agent:         X                                                            03/06/2008
                            _________________________________________________________   _____________
                            Authorized Signature of R.A. or On Behalf of R.A. Company   Date
_____________________________________________________________________________________________________

                           ARTICLES OF INCORPORATION
                      OF HENRY COUNTY PLYWOOD CORPORATION

       KNOW ALL BY THESE PRESENTS, that the undersigned, desiring to be incorporated as a Corporation in accordance with the laws of the State of Nevada, hereby certifies and adopts the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereafter become members of this Corporation and who may hold stock therein.

                                   ARTICLE I

       The name of the Corporation is: HENRY COUNTY PLYWOOD CORPORATION

                                   ARTICLE II

       The name and address of the registered agent of the Corporation in the State of Nevada is:

       National Registered Agents, Inc. of NV
       1000 East William St., Suite 204
       Carson City, NV 89701

Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada as may from time to time be determined by the Board of Directors.

                                  ARTICLE III

       The nature and purpose of this business shall be to conduct any lawful activity as governed by laws of the State of Nevada.

                                   ARTICLE IV

       The authorized capital stock of this Corporation is 800,000,000 shares of capital stock, consisting of 780, 000,000 shares of common stock with full voting rights and with a par value of $0.001 per share, and 20,000,000 shares of preferred stock, with a par value of $0.001 per share (the "Preferred Stock").

       The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Corporation's Board providing for the issuance of such Preferred Stock or series thereof; and the Board is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

       Pursuant to NRS 78.385 and NRS 78.390, and any successor statutory provisions, the Board is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter any current or additional classes or series of this Corporation's capital stock by a board resolution amending these Articles, in the Board's sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78.207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority of shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any shares of any class or series would be materially and adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing and amendment with the Office of the Secretary of State Nevada. The capital stock of this Corporation shall non-assessable and shall not be subject to assessment to pay the debts of the Corporation.

                                   ARTICLE V

       Members of the Board shall e known and styled as "Directors" and the number thereof shall be one (1) and may be increased and decreased from time to time pursuant to the Bylaws. The name and address of the first Board of Directors is as follows:

                                 Michael Friess
                             5353 Manhattan Circle
                                    Suite 101
                            Boulder, Colorado 80303

       The number of members of the Board shall not be less than one (1) or more than nine(9). The officers of the Corporation shall be a President, Secretary and Treasurer. The Corporation may have such additional officers as may be determined from time to time in accordance with the Bylaws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the Bylaws and laws of the State of Nevada. Any person may hold two (2) or more offices in this Corporation.

                                   ARTICLE VI

       The Corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied herefrom and the powers now provided or which may hereafter be provided by law for corporations in the State of Nevada.

                                  ARTICLE VII

       No shareholder shall be liable for the debts of the Corporation beyond the amount that may be due or unpaid upon any share or shares of stock of this Corporation owned by that person.

                                  ARTICLE VIII

Each shareholder entitled to vote at any election for Directors shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for each Director to be elected. Shareholders shall not be entitled to cumulative voting rights.

                                   ARTICLE IX

       The Directors shall have the powers to make and alter the Bylaws of the Corporation. Bylaws made by the Board under the powers so conferred may be altered, amended, or repealed by the Board of by the shareholders at any meeting called and held for that purpose.

                                   ARTICLE X

       The Corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444, inclusive, and successor statutory provisions.

                                   ARTICLE XI

       The Corporation shall indemnify all Directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS
78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended. The Corporation shall indemnify each present and future Director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was swerving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlements actually and reasonable incurred by him in connection with the action, suite, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       The expenses of Directors, officers, employees or agents of the Corporation incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the Director, officer, employee or agent undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the Corporation. No indemnification shall be applied, and any advancement of expenses to or on behalf of any Director, officer, employee or agent must be returned to the Corporation, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

                                  ARTICLE XII

       The name and address of the incorporator of this Corporation is:

                               Lindley S. Branson
                             80 South Eighth Street
                                   Suite 500
                          Minneapolis, Minnesota 55402

       IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of HENRY COUNTY PLYWOOD CORPORATION on March 6, 2008.


                                             /s/ Lindley S. Branson
                                             --------------------------------
                                             Lindley S. Branson, Incorporator